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                                                                     Exhibit 2.9



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            RENAL CARE GROUP, INC.,

                                RCG THREE CORP.,

                                RCG NINE CORP.,

                                RCG FOUR CORP.,

                                RENALWEST, L.C.,

                                  3-CO., INC.,

                                  9-CO., INC.

                                      AND

                                  4-CO., INC.









                           DATED AS OF AUGUST 7, 1996





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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 7, 1996, by and among RENAL CARE GROUP, INC. ("RCG"), a Delaware corporation; RCG THREE CORP. ("RCG Three"), an Arizona corporation, RCG NINE CORP. ("RCG Nine"), an Arizona corporation, RCG FOUR CORP. ("RCG Four"), an Arizona corporation; RENALWEST, L.C., an Arizona limited liability company ("RenalWest"); 3-CO., Inc., an Arizona corporation ("Three Co"); 9-CO., Inc., an Arizona corporation ("Nine Co"), 4-CO., Inc., an Arizona corporation ("Four Co"), and those parties listed on the signature pages hereto as the shareholders of Three Co, Nine Co and Four Co (the "Owners") (RCG Three, RCG Nine, and RCG Four together the "Merger Corps" and individually a "Merger Corp.;" Three Co., Nine Co. and Four Co together the "Members" and individually a "Member"; the Members and RenalWest together the "Companies" and individually a "Company").


                                    PREAMBLE

     The Merger Corps are wholly-owned subsidiaries of RCG and the Members are the sole owners of RenalWest. The Boards of Directors of RCG, the Merger Corps, and the Members, and RenalWest and the Owners are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders, as applicable. This Agreement provides for the acquisition of the Companies by RCG pursuant to the simultaneous mergers of (i) RCG Three with and into Three Co, (ii) RCG Nine with and into Nine Co and (iii) RCG Four with and into Four Co. At the Effective Time of such mergers, the outstanding shares of the capital stock of each of Three Co, Nine Co and Four Co shall be converted into the right to receive shares of the common stock of RCG (except as provided herein). As a result, the Owners shall become shareholders of RCG and each of Three Co, Nine Co and Four Co shall continue to conduct its business and operations as a wholly owned subsidiary of RCG, and RenalWest shall continue to be owned by Three Co, Nine Co and Four Co. It is the intention of the parties to this Agreement that the mergers qualify (i) as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes, and (ii) for treatment as a pooling of interests for accounting purposes.

     Certain terms used in this Agreement are defined in Article 14 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

     1.1 The Mergers. Subject to the terms and conditions of this Agreement, at the Effective Time, (i) RCG Three shall be merged with and into Three Co,
(ii) RCG Nine shall be merged with and into Nine Co, and (iii) RCG Four shall be merged with and into Four Co, in each case in accordance with the applicable provisions of ABCA (together the "Mergers" and individually a "Merger"). Each of Three Co, Nine Co and Four Co shall be the Surviving Corporation resulting from the Mergers and shall continue in existence as a wholly owned Subsidiary of RCG and shall continue to be governed by the Laws of the State of Arizona. The Mergers shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of RCG, the Merger Corps and the Members.

     1.2 Time and Place of Closing. The closing (the "Closing") will take place as soon as practicable after the satisfaction or waiver of all conditions in Articles 9 and 10 hereof and at such location or on such other date as may be mutually agreed upon by RCG and RenalWest (such actual date of Closing the "Closing Date").


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     1.3 Effective Time.  Subject to the provisions of this Agreement, the parties shall file Articles of Merger executed in accordance with the relevant provisions of the ABCA and shall make all other filings or recordings required under the ABCA as soon as practicable on or after the Closing Date. The Mergers and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Mergers become effective with the Secretary of State of the State of Arizona (the "Effective Time").


                                   ARTICLE 2
                                TERMS OF MERGERS

     2.1 Charter. The Articles of Incorporation of the Members in effect immediately prior to the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to RCG. The Articles of Incorporation of the Members, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporations until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of Merger Corps. in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporations until otherwise amended or repealed.

     2.3 Tax-Free Reorganization. The parties hereby adopt this Agreement as a tax-free "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Mergers and without any action on the part of the parties hereto or the shareholders of any of the parties, the shares of the constituent corporations of the Mergers shall be converted as follows:

     (a) Each share of each Merger Corp. Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall (after giving effect to Section 3.1(b) below) be converted into one share of Member Common Stock.

     (b) All of the shares of Member Common Stock (excluding treasury shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive an aggregate of 2,400,000 shares of RCG Common Stock to be distributed to Owners as set forth on Schedule 3.1(b) hereto (the "Merger Consideration").

     3.2 Anti-Dilution Provisions. In the event RCG changes the number of shares of RCG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, combination of shares or other similar recapitalization with respect to such stock (an "Anti-Dilution Event") and the record date therefor or, if there is no record date, the effective date thereof, shall be prior to the Effective Time, then the Average Trading Prices and the numbers of shares specified in Section 3.1 shall be adjusted to appropriately and proportionately adjust the number of shares of RCG Common Stock into which the shares of Member Common Stock will be converted pursuant to Section 3.1.

     3.3 Shares Held by the Company. Each share of Member Common Stock held in treasury by the Members, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.


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     3.4 Fractional Shares.  No certificates representing fractional shares of
RCG Common Stock will be issued as a result of the Mergers. Any fractional share interest to which a Company shareholder would otherwise be entitled to receive shall be rounded up to the nearest whole share if such fraction is .5 or greater and shall be rounded down to the nearest whole share if such fraction is less than .5.


                                   ARTICLE 4
                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly (and in no event more than five (5) calendar days) after the Effective Time, RCG and the Company shall cause the exchange agent selected by RCG (the "Exchange Agent") to mail to the former holders of Member Common Stock appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Member Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Member Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement. RCG shall not be obligated to deliver the consideration to which any former holder of Member Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of Member Common Stock for exchange as provided in this Section 4.1 or such holder provides an appropriate affidavit regarding loss of such certificate and an indemnification for loss in favor of RCG. The certificate or certificates of Member Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither RCG, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Member Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former Member Shareholders. At the Effective Time, the stock transfer books of the Members shall be closed and no transfer of Member Common Stock by any such holder shall thereafter be made or recognized. Until surrendered in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Member Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of the Members shall be entitled to vote after the Effective Time at any meeting of RCG shareholders the number of whole shares of RCG Common Stock into which their respective shares of Member Common Stock are converted. Whenever a dividend or other distribution is declared by RCG on the RCG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of RCG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Member Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such certificate, the RCG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE OWNERS

     Each Company and the Owners jointly and severally represent and warrant the following to RCG:


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     5.1 Organization, Authority and Capacity.  Each Member is a corporation and RenalWest is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Arizona, and has the full power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and the other documents and instruments to be delivered by it pursuant to this Agreement (collectively, the "Merger Documents") and (ii) carry on its business as it has been and is now being conducted and to own and lease the properties and assets which it now owns or leases. Each Company is duly qualified to do business and is in good standing in the jurisdictions set forth with respect to that Company in Schedule 5.1, which includes every jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on (i) such Company's ability to perform its obligations under the Merger Documents or (ii) the assets, results of operations or prospects of the Companies taken as a whole.

     5.2 Authorization and Validity. The execution, delivery and performance of the Merger Documents have been duly authorized by all necessary corporate action on the part of each Company. The Merger Documents to be executed and delivered by the Companies have been or will be, as the case may be, duly executed and delivered by each Company and constitute or will constitute the legal, valid and binding obligations of each Company, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     5.3 Absence of Conflicting Agreements or Required Consents. Except as set forth on Schedule 5.3, the execution, delivery and performance by each Company of the Merger Documents to be executed and delivered by each Company: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of such Company's organizational documents; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which such Company is subject or by which such Company or any of its properties are bound;
(iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which such Company is a party or by which such Company or any of its properties are bound; and (v) will not create any lien, encumbrance or restriction upon any of the assets or properties of such Company.

     5.4 Governing Documents of the Company. True and correct copies of the organizational documents and all amendments thereto of each Company (certified by the Secretary of State of the State of Arizona) have been provided to RCG. RCG has previously been provided with access to each Company's minutes, and such minutes accurately reflect in all material respects the proceedings of the board of directors (or other similar body) of each Company (and all committees thereof). The record books of each Company, which have been made available to RCG for review, contain true, complete and accurate records of the ownership of each Company.

     5.5 Outstanding and Authorized Capitalization. All authorized and outstanding Company Equity Securities are accurately described on Schedule 5.5. No shares of capital stock are held in the treasury of any Company except as set forth on Schedule 5.5. All outstanding Company Equity Securities are listed and held of record as indicated on Schedule 5.5 and have been duly and validly issued, are fully paid and nonassessable. None of such Company Equity Securities were issued in violation of preemptive rights of any past or present holder of any Company Equity Security. There are no outstanding warrants, options, rights, calls or other commitments of any nature relating to Company Equity Securities and there are no outstanding securities of any Company convertible into or exchangeable for any Company Equity Securities. Except as set forth on Schedule 5.5, no Company is obligated to issue or repurchase any of its Company Equity Securities for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued Company Equity Securities. There are no outstanding rights to demand registration of securities of any Company or to sell securities of any Company in connection with a registration by such Company under the 1933 Act. Except

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as set forth in Schedule 5.5, to the knowledge of each Company and the Owners, there has been no transaction or action taken with respect to any Company Equity Securities in contemplation of the Merger that would prevent RCG from accounting for the Merger on a "pooling of interests" basis.

     5.6 Subsidiaries, Investments and Predecessors.  Except as set forth on
Schedule 5.6, no Company has owned and does not currently own, directly or indirectly, of record, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity. Set forth on Schedule 5.6 is a listing of all predecessor companies of each Company, including the names of any entities from whom each Company previously acquired material assets, and any other entity of which such Company has been a subsidiary or division. Except as listed on Schedule 5.6, no Company has sold or disposed of, by way of asset sale, stock sale, spin-off or otherwise, any material assets or business.

     5.7 Financial Statements. Attached hereto as Schedule 5.7 are the audited financial statements of the Companies on a combined basis for the years ended December 31, 1994 and 1995 prepared by Ernst & Young, LLP and interim financial statements for the interim period ending June 30, 1996, which reflect the results of operations and financial condition of the Companies on a combined basis for such periods and at such dates (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except for (i) the omission of notes to unaudited Financial Statements, (ii) the fact that interim Financial Statement are subject to normal and customary year-end adjustments which will not, in the aggregate, be material and (iii) any exceptions that may be indicated in the notes to such Financial Statements.
The Financial Statements present fairly in all material respects the financial position of the Company as of the dates indicated and present fairly in all material respects the results of the Companies' operations on a combined basis for the periods then ended, and are in accordance with the books and records of the Companies, which have been properly maintained and are complete and correct in all material respects.

     5.8 Absence of Changes. Except as set forth on Schedule 5.8, and except as contemplated by this Agreement, since December 31, 1995, the Companies have conducted their business only in the ordinary course and have not:

     (i) suffered any material adverse change in their working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

     (ii) paid, discharged or satisfied any material liability other than in the ordinary course of business;

     (iii) written off as uncollectible any account receivable other than in the ordinary course of business;

     (iv) compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

     (v) entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $250,000 or made aggregate capital expenditures or commitments in excess of $250,000;

     (vi) made any material change in any method of accounting or accounting practice;

     (vii) subjected any of their assets, tangible or intangible, to any lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;


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     (viii) increased any salaries, wages or employee benefits for any employee of the Company other than in the ordinary course of business;

     (ix) hired, committed to hire or terminated any employee or medical director other than in the ordinary course of business;

     (x) except for payments, dividends or distributions consistent with past practices for prior periods, declared, set aside or made any payment, dividend or other distribution to any holder of a Company Equity Security or purchased, redeemed or otherwise acquired, directly or indirectly, any Company Equity Security;

     (xi) terminated or amended any material contract, license or other instrument to which any Company is a party or suffered any loss or termination or threatened loss or termination of any existing material business arrangement or supplier, the termination or loss of which, in the aggregate, could materially and adversely affect the Companies;

     (xii) effected any change in its capital structure; or

     (xiii) agreed, whether in writing or otherwise, to take any action described in this Section 5.8.

     5.9 No Undisclosed Liabilities. Except as listed on Schedule 5.9 hereto, or otherwise disclosed herein or in the Schedules hereto, the Companies have no material Liabilities or obligations, whether accrued, absolute, contingent or otherwise, except for liabilities and obligations reflected in the Financial Statements or incurred in the ordinary course of its business since the date of the Companies' most recent balance sheet included in the Financial Statements.

     5.10 Litigation, etc. Except as listed on Schedule 5.10 hereto, there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending against any Company. Except as listed on Schedule 5.10, to the knowledge of the Companies and the Owners, (i) no such matter described in the previous sentence is threatened and there is no basis for any such action, and
(ii) there are no governmental or administrative investigations or inquiries pending that involve any Company, except in either case for any such matter that could not reasonably be expected to have a material adverse effect on the business of the Companies taken as a whole, financial or otherwise. Except as listed on Schedule 5.10, there are no judgments against or consent decrees binding on any Company or its assets or, to the knowledge of the Companies and its Owners, any licensed professional relating to the business of the Companies.

     5.11 No Violation of Law. Except as set forth on Schedule 5.11, to the knowledge of the Companies and the Owners, no Company has been or is currently in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for any such violations as would not individually or in the aggregate have a material adverse effect on the Companies taken as a whole, financial or otherwise.

     5.12 Real and Personal Property. (a) Schedule 5.12(a) sets forth a list of all items of personal and mixed, tangible and intangible property, rights and assets of each Company having an original or replacement cost or value greater than $10,000. Except as set forth on Schedule 5.12(a), each Company
(i) has good and valid title to all of the personal and mixed, tangible and intangible property, rights and assets which it purports to own, including all the personal property and assets reflected in the Financial Statements; and
(ii) owns such rights, assets and personal property free and clear of all liens, encumbrances or restrictions of any nature whatsoever (except for current year ad valorem taxes).

     (b) The Company does not own any real property. Schedule 5.12(b) contains a true and correct description of all real property leased by each Company, including all improvements located thereon. RCG has been furnished with true, correct and complete copies of all leases, deeds, easements and

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other documents and instruments concerning the matters listed on Schedule
5.12(b). No condemnation or similar actions are currently in effect or, to the knowledge of the Companies and the Owners, pending or threatened against any part of any real property leased by any Company. To the knowledge of the Company and the Owners, there are no encroachments, leases, easements, covenants, restrictions, reservations or other burdens of any nature which might impair in any material respect the use of any leased real property in a manner consistent with past practices nor does any part of any building structure or any other improvement thereon encroach on any other property.

     (c) The present zoning, subdivision, building and other ordinances and regulations applicable to the leased real property permit the continued operation, use, occupancy and enjoyment of such real property consistent with past practices, and each Company is in compliance with, and has received no notices of violations of, any applicable zoning, subdivision or building regulation, ordinance or other law, regulation, or requirement. Each Company has all rights and easements necessary for public ingress thereto and egress therefrom and for the provision of all utility services thereto, including any required curb cut or street opening permits or licenses for vehicular access over presently existing roads and driveways.

     (d) Each Company's assets (including all buildings and improvements in connection therewith) are in good operating condition and repair, ordinary wear and tear excepted (and except where the failure to be in such condition and repair, either individually or in the aggregate, would not have a material adverse effect on the Companies taken as a whole, financial or otherwise), and such assets include all rights, properties, interests in properties, and assets necessary to permit the Companies to continue their business after the Closing Date as presently conducted, with the Members becoming wholly owned subsidiaries of RCG.

     (e) Schedule 5.12(e) contains a complete and correct list of all trademarks, trade names, service marks, service names, brand names, copyrights, technology rights and licenses, know-how, software and patents, registrations thereof and applications therefor, and any other intellectual property used in the business of each Company, together with a complete list of all licenses granted by or to each Company with respect to any of the foregoing. Neither the Company nor any of the Owners is currently in receipt of any notice of any violation of, and each has no reason to believe that the Company's operations are violating, the rights of others with respect to any such matter, and the Company has taken reasonable measures to protect its rights with respect to any such matters as are proprietary to the Company.

     5.13 Contracts and Commitments. (a) Schedule 5.13 contains a complete and accurate list of all contracts, agreements, commitments, instruments and obligations (whether written or oral, contingent or otherwise) of each Company of or concerning the following matters (the "Company Agreements"):

     (i) the lease, as lessee or lessor (except for leases of machines and equipment, the aggregate annual rental payments by the Companies for which do not exceed $25,000), or license, as licensee or licensor, of any real or personal property (tangible or intangible);

     (ii) the employment or engagement of any officer, director, employee, consultant or agent, other than those terminable at will without material severance obligation;

     (iii) any relationship that requires financial payments, or performance over a period of more than 90 days, with any Owner, or any person or entity affiliated with or related to any Owner or any officer or director;

     (iv) any arrangement limiting the freedom of such Company to compete in any manner in any line of business or requiring such Company to share profits;

     (v) any arrangement that could reasonably be anticipated to have a material adverse effect on such Company, financial or otherwise;


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     (vi) any material arrangement not in the ordinary course of business;

     (vii) any power of attorney, whether limited or general, granted by or to such Company; and

     (viii) any other arrangement that requires performance for a period of more than 90 days or that requires payments in excess of $50,000.

     (b) Each Company has delivered to RCG true and complete copies of all of its Company Agreements. Except as indicated on Schedule 5.13, the Company Agreements are valid and effective in accordance with their terms, and there is not under any of such Company Agreements (i) any existing or claimed default by any Company or event which with the notice or lapse of time, or both, would constitute a material default by such Company or (ii) to the knowledge of the Companies and the Owners, any existing or claimed default by any other party or event which with notice or lapse of time, or both, would constitute a material default by any such party. Except as indicated on Schedule 5.13, the continuation, validity and effectiveness of the Company Agreements will not be affected by the Mergers and the Mergers will not result in a breach of or default under, or require the consent of any other party to, any of the Company Agreements. There is no actual or, to the knowledge of the Companies and the Owners, threatened termination, cancellation or limitation of any Company Agreements that would have a material adverse effect on the Companies taken as a whole, financial or otherwise. To the knowledge of the Companies and the Owners, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Company Agreements.

     5.14 Employment and Labor Matters. (a) Schedule 5.14(a) sets forth (i) the number of full-time and part-time employees of each Company and (ii) the name and compensation (including benefits) paid to each employee of or consultant to each Company who received salary and bonuses for either of such Company's two most recently ended fiscal years in excess of $50,000.

     (b) Each Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, and the employment of non-residents under the Immigration Reform and Control Act of 1986.

     (c) Except as disclosed on Schedule 5.14(c),

     (i) there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning any Company's employment practices pending or, to the knowledge of the Companies and the Owners, threatened before any federal, state or local agency or court that could reasonably be expected to have a material adverse effect on the Companies taken as a whole, financial or otherwise, and, to the knowledge of the Companies and the Owners, no basis for any such matter exists;

     (ii) to the knowledge of the Companies and the Owners, there are no inquiries, investigations or monitoring of activities of any licensed, registered, or certified professional personnel employed by, credentialed or privileged by, or otherwise affiliated with any Company pending or threatened by any state professional board or agency charged with regulating the professional activities of health care practitioners;

     (iii) no Company is a party to any union or collective bargaining agreement, and, to the knowledge of the Companies and the Owners, no union attempts to organize the employees of any Company have been made, nor are any such attempts now threatened; and

     (iv) no Company has experienced any organized slowdown, work interruption, strike, or work stoppage by its employees.



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     5.15 Employee Benefit Matters .

     (a) The Companies currently maintain only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed on Schedule 5.15(a) (the "Pension Plans"). The Companies have never maintained or contributed to any other employee pension benefit plan, as defined in Section 3(2) of ERISA.

     (b) The Companies currently maintain only the employee welfare benefit plans, as defined in Section 3(1) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans) as are listed on Schedule 5.15(b) (the "Welfare Plans").

     (c) The Companies currently maintain, or have entered into, only the compensation programs and/or employment arrangements, (including but not limited to, any written or unwritten incentive compensation, fringe benefit, payroll or employment practice, bonus, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, employment agreements and consulting agreements for the benefit of their officers, directors, employees, former employees, or independent contractors) as are listed on Schedule 5.15(c) (the "Compensation Programs").

     (d) No Company or an ERISA Affiliate contributes or has contributed within the last five years to any multiemployer plan, as defined by Section 3(37) of ERISA.

     (e) Each Pension Plan and Welfare Plan has been operated and administered in substantial compliance with ERISA and the Code; each Pension Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and no Company has any knowledge that any event has occurred between the date of the last such determination and the Closing Date that would cause the Internal Revenue Service to revoke such determination).

     (f) Each Pension Plan and Welfare Plan designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409, Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B of the Code, satisfies such section.

     (g) No accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

     (h) All amounts required to be paid by the Companies with respect to each Pension Plan, Welfare Plan and Compensation Program on or before the Closing Date have been paid.

     (i) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any current or former employee, (ii) increase any benefits otherwise payable under any Pension Plan, Welfare Plan or Compensation Program, or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

     (j) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will result in a material increase in the premium costs of any Welfare Plan for which benefits are insured or a material increase in benefit costs of any Welfare Plan which provides self-insured benefits.

     (k) No Pension Plan is subject to a lien (or expected to be subject to a lien) under Code Section 412(n) or ERISA Section 302(f) or to tax under Code
Section 4971.  No Pension Plan has a "liquidity shortfall" as defined in Code
Section 412(m)(5).  No event has occurred in connection with a

Pension Plan that could result in liability under Title IV of ERISA. None of the Companies has incurred any liability to the Pension Benefit Guaranty Corporation in connection with any Pension Plan.

     (l) The assets of each Pension Plan are sufficient to provide all "benefit liabilities" (as defined in ERISA Section 4001(a)(16)) under such Pension Plan if such Pension Plan is terminated, and are also sufficient to provide all other benefits due under the Pension Plan (including, but not limited to, ancillary, disability, shutdown, early retirement and welfare benefits).

     (m) None of the Pension Plans or a Company or any party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

     (n) Except as disclosed in Schedule 5.15(n), no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) retirement benefits under a Pension Plan,
(iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of the Company or a Subsidiary, or (v) benefits the full cost of which is borne by the current or former employer (or his or her beneficiary).

     (o) No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for a Company.

     (p) No liability has been, or is expected by a Company to be, incurred by a Company under Section 4062 of ERISA with respect to any Pension Plan.

     (q) No reportable event within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan.

     (r) The Companies have furnished RCG with correct and complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, IRS Forms 5500, the most recent actuarial valuation for any Pension Plan, financial statements relating thereto and participant listings.

     5.16 Insurance Policies. Except as described on Schedule 5.16, all of the assets and business of each Company are insured in such amounts and against such losses, casualties or risks as are customary for similar properties and businesses, and the Company has maintained such insurance continuously from the earlier of (i) the date of its inception and (ii) the date of inception of any of its predecessors. Schedule 5.16 sets forth a complete and accurate list and description of all insurance policies in force naming each Company, or any employee thereof, as an insured or beneficiary or as a loss payee or for which the Company has paid or is obligated to pay all or part of the premiums, including, without limitation, all liability, malpractice, fire, health and life insurance policies. All such policies are in full force and effect and the premiums due thereon have been timely paid. No Company has received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and, to the knowledge of the Companies and the Owners, each Company is in compliance with all conditions contained therein. Except as set forth on Schedule 5.16, there are no pending claims against such insurance by any Company as to which insurers are defending under reservation of rights or have denied liability, and except as set forth on Schedule 5.16, there exists no claim under such insurance that has not been properly filed by any Company. To the knowledge of the Companies and the Owners, there are no outstanding or unfulfilled requirements or recommendations of any insurance company insuring any Company regarding any repairs to or work to be performed with respect to the assets of such Company. Each Company has complied with any such requirements and recommendations as to which the Company has received notice. Schedule 5.16 contains a listing of all claims made and loss histories in respect of any insurance maintained by each Company or any predecessor during the past three (3) years.

     5.17 Environmental Matters.   Except as set forth in Schedule 5.17, to the
knowledge of the Companies and the Owners, there are no present or past Environmental Conditions in any way relating to the business, properties or assets of any Company. For the purposes of this Agreement, "Environmental Condition" means (a) the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other toxic or hazardous substance, in violation of any federal, state or local law, ordinance or governmental rule or regulations, as a result of any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever of any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, as a result of which any Company has or may become liable to any person or by any reason of which any of the assets of any Company may suffer or be subjected to any lien, encumbrance or restriction of any nature, or (b) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of or in connection with any of the foregoing.

     5.18 Accounts Receivable and Payable. To the knowledge of the Companies and the Owners, except as set forth on Schedule 5.18.1, the accounts receivable outstanding as of the Effective Time will be subject to no defenses, counterclaims, or rights of setoff other than those arising in the ordinary course of business and for which adequate reserves have been established. No accounts payable of any Company are, at this date, over 45 days old and no accounts payable of any Company will be over 45 days old at any Closing Date, except as listed on Schedule 5.18.2.

     5.19 Taxes. (a) Except as listed in Schedule 5.19 or as reflected in the Financial Statements, there does not exist any material liability for taxes which may be asserted by any taxing authority against, and no lien or other encumbrance for taxes will attach to, any Company or any of its assets other than taxes due in respect of periods for which tax returns are not yet due and for which adequate accruals have been made in the Financial Statements. All federal, state and local tax returns and tax reports required to be filed prior to the date hereof with respect to any Company have been filed (other than returns for which extensions to file have been granted) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of which are true, correct and complete, and all amounts shown as owing thereon have been paid.

     (b) Except as listed on Schedule 5.19, no Company has received notice of any tax claims being asserted or any proposed assessment by any taxing authority and no tax returns of any Company have been audited by the Internal Revenue Service (the "IRS") or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and no Company is presently under, nor has received notice of any, contemplated investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 5.19, no Company has executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (c) Each Company and any of its predecessors in interest have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom and each Company and any of its predecessors in interest have paid the same to the proper tax depositories or collecting authorities.

     (d) From its inception, each Member has been a validly electing S corporation as defined in Section 1361 of the Code and corresponding provisions of state and local income tax law in all jurisdictions in which it is required to report its business operations. No Member or Owner has received any notice from the IRS challenging such status and no Member or Owner is aware of any circumstances that would be a basis for challenging such status.

     (e) From its inception, each of RenalWest and its ninety-nine percent owned subsidiary, Renal West Health Supply L.C., has been a limited liability company formed under Arizona law and taxable as a partnership under Section 7701 of the Code and in all states in which it has conducted business.

     (f) The Owners shall cause to be prepared and filed, at their expense, a short period tax return of each Company ending on the Closing Date. Such returns shall be provided for RCG's prior review and approval, which approval shall not be unreasonably withheld or delayed. The Owners shall file as an "S" corporation for that short period for each Member and as a partnership for RenalWest. RCG shall make available any information in its or the Companies' possession which is reasonably required by the Owners to complete such returns at no cost to the Owners.

     (g) Except as disclosed on Schedule 5.19, there is no liability for taxes on the part of any Company or any of their subsidiaries (excluding transactions for which the financial reporting gain would exceed applicable income tax liability related to such transaction) (i) that will arise with respect to a current or a future taxable period, (ii) that is wholly or partly a consequence of a transaction or occurrence, or transactions or occurrences, one or more of which occurred before the date hereof, and (iii) that is not fully reserved on the Financial Statements. In addition, except as disclosed on Schedule 5.19, there are no joint venture, partnership or other arrangements or contracts to which any Company or any of their subsidiaries is a party and that could be treated as a partnership for federal income tax purposes.

     (h) For purposes hereof, "taxes" shall mean any federal, state, county, local, foreign or other tax, charge, imposition or other levy (including interest or penalties thereon) including without limitation, income taxes estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Contributions Act taxes, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any jurisdiction other than the United States or any political subdivision thereof.

     5.20 Licenses, Authorizations and Provider Programs. (a) Each Company is the holder of all valid licenses and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its business. RenalWest is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") (Medicare and Medicaid programs and such other similar federal, state or local reimbursement or governmental programs for which the Company is eligible are hereinafter referred to collectively as the "Government Programs") and has current provider agreements for such Government Programs and with such private non-governmental programs, including without limitation any private insurance program, under which the Company directly or indirectly is presently receiving payments (such non-governmental programs herein referred to as "Private Programs"). Set forth on Schedule 5.20.1, as to each facility, is a correct and complete list of such licenses, permits and other authorizations, and provider agreements under all Government and Private Programs, complete and correct copies of which have been provided to RCG. True, complete and correct copies of all surveys of each Company or its facilities conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past two (2) years have been provided to RCG.

     (b) To the knowledge of the Companies and the Owners, no material violation, default, order or deficiency exists with respect to any of the items listed on Schedule 5.20.1. None of the Companies or the Owners has received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on Schedule 5.20.1, either to revoke, withdraw or suspend any license, right or authorization, or to terminate the participation of any Company in any Government or Private Program. To the knowledge of the Companies and the Owners, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the items listed on Schedule 5.20.1 or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of any Company in any Government or Private Program. To the knowledge of the Companies and the Owners, there has been no decision not to renew any provider or third-party payor agreement of any Company. Except as listed on Schedule 5.20.2, no consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such license, right or authorization, or Government or Private Program, by reason of the consummation of the Mergers, and the continued operation of the business of the Companies thereafter on a basis consistent with past practices.

     (c) Each Company has timely filed all cost reports and other reports required to be filed by it prior to the date hereof with respect to the Government and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports are complete and accurate in all material respects and have been prepared in material compliance with all applicable laws, regulations, and principles governing reimbursement and payment claims. True and complete copies of such cost reports filed by each Company for the most recent cost-reporting year, if applicable, have heretofore been delivered to RCG. Each Company has paid or caused to be paid or has properly reflected in the Financial Statements all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and has no liability under any Government or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment other than in the ordinary course, and no interest or penalties accruing with respect thereto, except as has been specifically reserved for in the Financial Statements or disclosed herein or in the Schedules hereto. To the knowledge of the Companies and Owners, except as set forth on Schedule 5.20.3, there are no pending appeals, adjustments, challenges, audits, litigation, or notices of intent to reopen any closed cost reports. There are no other reports required to be filed by any Company in order to be paid under any Government or Private Program for services rendered, except for cost reports not yet due.

     5.21 Inspections and Investigations.  Except as set forth and described in
Schedule 5.21, (i) neither any of the Company's right nor, to the knowledge of the Companies and the Owners, the right of any licensed professional or other individual affiliated with any Company to receive reimbursements pursuant to any Government or Private Program has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party, (ii) no Company, or, to the knowledge of the Companies and the Owners, any licensed professional or other individual affiliated with any Company has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such individual, nor has any Company received any notice of deficiency during the past three years in connection with its operations, (iii) there are not presently, and at the Effective Time there will not be, any outstanding deficiencies or work orders of any governmental authority having jurisdiction over any Company, or other third party, requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government and Private Programs, and (iv) there is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over any Company or their operations to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard. Attached as part of Schedule 5.21 are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

     5.22 Certain Relationships. (a) Except as set forth on Schedule 5.22(a), no Company has:

     (i) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to:

           (A) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise;

           (B) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest;

           (C) payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or

     (ii) offered, paid, solicited or received any Remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to:

           (A) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to the Company; or

           (B) discounts, rebates, or other reductions in price on a good or service received by the Company;

     (iii) offered, paid, solicited or received any Remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item;

     (iv) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to such Company;

     (v) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for the Company; or

     (vi) entered into any agreement providing for the referral of any patient for the provision of goods or services by such Company, or payments by such Company as a result of any referrals of patients to the Company.

     (b) Set forth on Schedule 5.22(b) is a list of all affiliated practices or physicians who have privileges to use any Company's dialysis facilities or who are otherwise involved with the use or operation of or referral of patients to any Company's dialysis facilities.

     5.23 Statements True and Correct. No representation or warranty made herein by the Companies or any of the Owners, nor in any statement, certificate or instrument to be furnished to RCG by the Companies or any of the Owners pursuant to any Merger Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained herein and therein not misleading.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF THE OWNERS

     Each Owner, severally and not jointly, represents and warrants the following to RCG:

     6.1 Ownership Interest Held and Conveyed. Owner is the owner of all right, title and interest (legal, record and beneficial) in and to the Company Equity Securities as set forth on Schedule 6.1, free and clear of any and all liens, encumbrances or restrictions of any nature whatsoever (except for any restrictions on transfer imposed by securities laws), and Owner holds no other interest in any Company. Except as provided in Schedule 6.1 or as specifically contemplated by this Agreement, no person or entity has any right or privilege (whether preemptive or contractual) for the purchase of any Company Equity Securities from Owner. Schedule 6.1 contains a complete list of all agreements or arrangements, whether written or oral, to which Owner is a party that relate in any way to the Company Equity Securities.

     6.2 Organization, Authority and Capacity. Owner has the full authority and capacity necessary to execute, deliver and perform his or her obligations under the Merger Documents to be executed and delivered by Owner.

     6.3 Authorization and Validity.   Owner has the legal capacity required
for executing, delivering and performing the Merger Documents to be executed and delivered by Owner. If Owner is married and Owner's interest in the Company constitutes community property, the Merger Documents to be executed and delivered by Owner's spouse have been or will be, as the case may be, duly executed and delivered by Owner's spouse and constitute or will constitute the legal, valid and binding obligations of Owner's spouse, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     6.4 Absence of Conflicting Agreements or Required Consents. Except as set forth on Schedule 6.4, the execution, delivery and performance by Owner of the Merger Documents to be executed and delivered by Owner (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Owner is subject or by which Owner is bound; (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit material to the Merger and (v) will not create any encumbrance or restriction upon the Company Equity Securities.

     6.5 Interested Transactions. Except as set forth on Schedule 6.5, Owner is not a party to any contract, loan or other transaction with any Company and does not have any direct or indirect interest in or affiliation with any party to any such a contract, loan or other transaction. Except as set forth on
Schedule 6.5, Owner is not an employee, consultant, partner, principal, director or owner of, and does not have any other direct or indirect interest in or affiliation with, any person or business entity that is engaged in a business that competes with or is similar to the business of any Company.

     6.6 Purchase for Investment, Etc. (a) Such Owner is acquiring the RCG Common Stock for such Owner's own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the 1933 Act;

     (b) such Owner (i) has sufficient knowledge and experience in financial and business matters to enable him, her or it to evaluate the merits and risks of an investment in the RCG Common Stock, (ii) has the ability to bear the economic risk of acquiring the RCG Common Stock, (iii) has received and reviewed the RCG Documents identified in Section 7.8 below, and (iv) has had an opportunity to ask questions of and to receive answers from the officers of RCG and to obtain additional information in writing as requested, which has been made available to and examined by such Owner or such Owner's advisors;

     (c) such Owner (i) acknowledges that the RCG Common Stock has not been registered under any securities laws and cannot be resold without registration thereunder or exemption therefrom, (ii) agrees not to transfer all or any of the RCG Common Stock received by such Owner unless such transfer has been registered or is exempt from registration under applicable securities laws and
(iii) acknowledges that the certificate(s) representing the RCG Common Stock shall bear a prominent legend with respect to the restrictions on transfer under applicable securities laws; and

     (d) such Owner has accurately completed the Investor Questionnaire required by RCG contemporaneous with the execution of this Agreement and the statements therein are true and correct.

     6.7 Pooling and Tax-Free Reorganization Restrictions. (a) Except as disclosed on Schedule 6.7(a) during the 30 days immediately preceding the Effective Time of the Merger, such Owner represents, warrants and covenants that he has not and will not have sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of Member Common Stock beneficially owned by the undersigned, except for any pledges of such Member Common Stock existing prior to such 30-day period as disclosed on
Schedule 6.7(a) hereto. In the event of any such pledge, each Owner will use his commercially reasonable efforts to obtain an agreement from any such pledgee to abide by the terms of this Agreement.

     (b) Each Owner is aware that the Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. Each Owner acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under Section 368 of the Code. Such Owner represents that he has no pre-arrangement, plan or intention to sell or otherwise dispose of an amount of his RCG Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied. Each Owner represents that he has consulted with counsel of his choosing regarding this and other requirements for such a tax-free reorganization and that he understands such requirements and the risk that his receipt of RCG Common Stock could be a taxable event if such requirements are not met. Each Owner further represents that he is not relying on RCG or its advisors concerning the tax treatment or consequences of this Agreement or the transactions contemplated hereby.

     6.8 Statements True and Correct. No representation or warranty made herein by Owner, nor in any statement, certificate or instrument furnished or to be furnished to RCG by Owner pursuant to any Merger Document, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.


                                   ARTICLE 7
            REPRESENTATIONS AND WARRANTIES OF RCG AND MERGER CORPS.

     RCG and each Merger Corp. hereby represent and warrant to the Company and the Owners as follows:

     7.1 Organization, Authority and Capacity. RCG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each Merger Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. RCG and each Merger Corp. have the full power and authority necessary to (i) execute, deliver and perform their obligations under the Merger Documents to be executed and delivered by them, and (ii) carry on their business as they have been and are now being conducted and to own and lease the properties and assets which they now own or lease. RCG and each Merger Corp. are duly qualified to do business and are in good standing in each jurisdiction in which a failure to be so qualified or in good standing would have a material adverse effect on (i) their ability to perform their obligations under the Merger Documents to be executed and delivered by them or, (ii) the assets, results of operations or prospects of RCG.

     7.2 Authorization and Validity. The execution, delivery and performance of the Merger Documents to be executed and delivered by RCG and each Merger Corp. have been duly authorized by all necessary action by RCG and each Merger Corp. The Merger Documents to be executed and delivered by RCG and each Merger Corp. have been or will be, as the case may be, duly executed and delivered by RCG and each Merger Corp. and constitute or will constitute the legal, valid and binding obligations of RCG and each Merger Corp., enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally, or as may be modified by a court of equity.

     7.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by RCG and each Merger Corp. of the Merger Documents to be executed and delivered by it: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party;
(ii) will not conflict with any provision of RCG's or such Merger Corp.'s articles of incorporation or bylaws; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which RCG or such Merger Corp. is a party or by which RCG or such Merger Corp. or any of their respective properties is bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which RCG or such Merger Corp. is a party or by which any of its properties are bound; and (v) will not create any lien, encumbrance or restriction upon any of the assets or properties of RCG or such Merger Corp.

     7.4 Governing Documents. True and correct copies of the organizational documents and all amendments thereto of RCG (certified by the Secretary of State of the State of Delaware) and copies of the bylaws of RCG have been provided to the Company and the Owners. The Company and the Owners have previously been provided with access to RCG's minutes, and such minutes accurately reflect all material proceedings of the shareholders and board of directors of RCG (and all committees thereof). True and correct copies of the organizational documents and all amendments thereto of each Merger Corp. (certified by the Secretary of State of the State of Arizona) and copies of the Bylaws of each Merger Corp. have been provided to the Company and the Owners. The Company and the Owners have previously been provided with access to the minutes of each Merger Corp., and such minutes accurately reflect all material proceedings of the shareholder and Board of Directors of each Merger Corp.

     7.5 Outstanding and Authorized Capitalization. (a) The authorized capital stock of each Merger Corp. consists of 1,000 shares of common stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of each Merger Corp. have been duly and validly issued, are fully paid and non-assessable. There are no outstanding warrants, options, rights, calls or other commitments of any nature relating to capital stock of any Merger Corp., and there are no outstanding securities of any Merger Corp. convertible into or exchangeable for any securities of any Merger Corp. or RCG.

     (b) The authorized capital stock of RCG consists of 22,000,000 shares of RCG Common Stock and 10,000,000 shares of $.01 par value Preferred Stock. As of the date hereof, RCG has 10,146,020 shares of RCG Common Stock and no shares of Preferred Stock issued and outstanding. All issued and outstanding shares of RCG Common Stock have been duly and validly issued, are fully paid and non-assessable. Except for (i) options to purchase 1,433,948 shares of common stock, (ii) warrants to purchase 220,000 shares of common stock and (iii) promissory notes that are convertible into 184,000 shares of common stock, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to shares of capital stock of RCG, no outstanding securities convertible into or exchangeable for shares of capital stock of RCG, and, RCG is not obligated to issue or repurchase any of its shares of capital stock for any reason and no person or entity has any right or privilege (whether preemptive or contractual) for the purchase, subscription or issuance of any unissued shares of capital stock of RCG.
Except for rights with respect to 5,661,020 shares outstanding, 220,000 shares under warrants and 184,000 shares under convertible notes, there are no outstanding rights to demand registration of any shares of capital stock of RCG or to sell any securities in connection with a registration by RCG under the 1933 Act. No shares of Common Stock are held in RCG's treasury. All RCG Common Stock to be issued in connection with the Merger will be duly and validly issued, fully paid and nonassessable, and, based on the representations of the Companies and the Owners herein and in documents delivered pursuant hereto, will be issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities laws.

     7.6 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or threatened against RCG or the Merger Corps. which could
(i) affect the performance by RCG or the Merger Corps. of the Merger Documents, or (ii) adversely affect the condition of RCG or the Merger Corps. (financial or otherwise), and there is no basis for any such action or any state of facts or occurrence of any event which might give rise to the foregoing.

     7.7 Statements True and Correct. No representation or warranty made herein by RCG and the Merger Corps., nor in any statement, certificate or instrument to be furnished to the Company or any of the Owners by RCG or the Merger Corps. pursuant to any Merger Document, nor in any RCG Document, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained and therein not misleading.

     7.8 RCG Documents. RCG has heretofore furnished the following documents to the Company:

     (a) Confidential Private Placement Memorandum, dated November 15, 1995;

     (b) Final Prospectus, dated February 6, 1996, contained in its Registration Statement on Form S-1 (Registration No. 33-80221);

     (c) Current Report on Form 8-K, dated March 22, 1996 (Commission File No. 0-2764);

     (d) Press release, dated April 1, 1996;

     (e) Registration Statement on Form S-8, dated April 22, 1996;

     (f) Press release, dated April 29, 1996;

     (g) current report on Form 8-K/A, dated May 3, 1996;

     (h) Form 12b-25, dated May 3, 1996;

     (i) Press release, dated May 6, 1996;

     (j) Form 12b-25, dated May 13, 1996;

     (k) Form SR, dated May 17, 1996;

     (l) Form 10-Q, dated May 20, 1996;

     (m) Form 10-K, dated May 21, 1996;

     (n) Form 10-K/A, dated June 7, 1996;

     (o) Press Release, dated July 1, 1996;

     (p) Press Release, dated July 18, 1996;

     (q) Agreement and Plan of Merger, dated April 26, 1996, among RCG and Main Line Suburban Dialysis Centers, Inc., et al.;

     (r) Merger Agreement, dated June 20, 1996, among RCG and The Nephrology Center, Inc., et al.;

     (s) Loan Agreement, dated May 30, 1996, among RCG, et al. and NationsBank of Tennessee, N.A.; and

     (t) Press Release, dated August 6, 1996.

     The foregoing documents together with the exhibits thereto (which will be made available upon written request), are collectively referred to herein as the "RCG Documents." The RCG Documents include accurate and complete copies of each and every (i) report and registration statement filed with the SEC ("SEC Documents") and (ii) publicly disseminated press release of RCG during the past twelve months ("Press Releases"). As of the time each SEC Document was filed with the SEC, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.9 Absence of Changes. Except as set forth on Schedule 7.9, since March 31, 1996 (the date of last financial statements), RCG has not suffered any material adverse change in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations.

     7.10 No Undisclosed Liabilities. Except as listed on Schedule 7.10, and except for liabilities and obligations reflected in the most recent financial statements of RCG contained in the RCG Documents or incurred in the ordinary course of its business since the date of RCG's most recent balance sheet included in the RCG Documents, RCG has no material liabilities or obligations, whether accrued, absolute, contingent or otherwise.

     7.11. No Liabilities of Merger Corps. Except for the obligations hereunder, the Merger Corps. are not subject to any liabilities, obligations or claims, whether accrued, absolute, contingent, liquidated or unliquidated, or otherwise. Each Merger Corp. was formed solely for the purpose of consummating the Mergers contemplated by this Agreement and each Merger Corp. has not engaged in any business or other activity for any other purpose.

     7.12 Compliance with Legal Requirements. To the knowledge of RCG, RCG and each Merger Corp. are in compliance with all applicable legal requirements, except where the failure to comply with such legal requirements has not had and could not reasonably be expected to have a material adverse effect on RCG or the Company. RCG has not received any notice or any communication from any governmental authority regarding any actual or possible violation of, or failure to comply with, any legal requirement, except where failure to comply with such legal requirement has not had and could not reasonably be expected to have a material adverse effect on RCG.

     7.13 Employee Benefits. RCG agrees that after the Mergers it will cause the Members to cause RenalWest to credit RenalWest employees with service for eligibility and vesting purposes, as applicable, under the benefit plans in which they participate after the Closing Date and that such employees will receive such RCG benefits as are provided to similarly situated employees of RCG.

     7.14 Taxes. (a) Except as reflected in RCG's financial statements included in the RCG Documents (the "RCG Financial Statements"), there does not exist any material liability for taxes that may be asserted by any taxing authority against, and no lien or other encumbrance for any such taxes will attach to, RCG, any subsidiary ("Subsidiary") of RCG, or any assets of RCG or any Subsidiary, other than taxes due in respect of periods for which tax returns are not yet due and for which adequate accruals have been made in the RCG Financial Statements. All federal, foreign, state, county, and local tax returns and tax reports required to be filed prior to the date hereof with respect to RCG or any Subsidiary have been timely filed (other than returns for which extensions to file have been granted) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of which are true, correct, and complete, and all amounts shown as owing thereon have been timely paid.

     (b) Neither RCG nor any Subsidiary has received notice of any tax claims being asserted or any proposed assessment by any taxing authority and neither RCG nor any Subsidiary is presently under, nor has received notice of, any contemplated investigation or audit by the IRS or any other taxing authority concerning any fiscal year or period ended prior to the date hereof. Neither RCG nor any Subsidiary has executed any extensions or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (c) RCG and each Subsidiary, as well as any of their predecessors in interest, have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom and have paid the same to the proper tax depositories or collecting authorities.

     (d) Neither RCG nor any Subsidiary is or has ever been an includible corporation in an affiliated group of corporations, within the meaning of
Section 1504 of the Code, other than in the affiliated group of which RCG is the common parent corporation.

     (e) Neither RCG nor any Subsidiary is now or has ever been a party to any tax-sharing agreements or similar arrangements, other than with respect to the federal income tax returns for the affiliated group of which RCG is the common parent corporation.

     (f) For purposes hereof, "tax" or "taxes" shall have the meaning prescribed for "taxes" in section 5.19(g) of this Agreement.

     (g) RCG has no intention to cause or permit the liquidation or merging out of existence of the Members.

     (h) RCG has no intention following the Mergers to sell or otherwise dispose of its ownership of the Members, except for transfers of stock to corporations controlled by RCG, as "control" is defined in section 368(c) of the Code, or to cause the Members to sell or otherwise dispose of any of their assets or of any of the assets acquired from any of the Merger Corps, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by RCG, as "control" is defined in section 368(c) of the Code.

     (i) Except as disclosed on Schedule 7.14, there is no liability for taxes on the part of RCG or any Subsidiary (excluding transactions for which the financial reporting gain would exceed applicable income tax liability related to such transaction) (i) that will arise with respect to a current or a future taxable period, (ii) that is wholly or partly a consequence of a transaction or occurrence, or transactions or occurrences, one or more of which occurred before the date hereof, and (iii) that is not fully reserved on the RCG Financial Statements. In addition, except as disclosed on Schedule 7.14, there are no joint venture, partnership or other arrangements or contracts to which RCG or any Subsidiary is a party and that could be treated as a partnership for federal income tax purposes.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

     8.1 Access to Company Information. At all times prior to the Closing, the Companies and the Owners will afford the officers and authorized representatives of RCG access upon reasonable notice to all of the Companies' properties, books and records that may relate to or concern the Mergers and will furnish such parties with such additional financial, operating and other information as to the business and properties of the Companies as such parties may from time to time reasonably request. Such parties shall also be allowed access, upon reasonable notice, to consult with the officers, employees, accountants, counsel and agents of the Companies in connection with such investigation of the properties and business of the Companies. In addition, at all times prior to the Closing, RCG will afford to the Companies and the Owners, and their representatives, access, upon reasonable notice, to all of RCG's and its affiliate's properties, books and records as the Companies and the Owners may reasonably request. No such investigation shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of any party under this Agreement.

     8.2 No-Shop.  Unless and until this Agreement is terminated pursuant to
Article 11 hereof, neither any of the Companies nor any Owner shall directly or indirectly, through any officer, director, employee, agent, intermediary or otherwise: (i) solicit, initiate or encourage submission of proposals or offers from any person or other entity relating to any purchase of an equity interest in any of the Companies, or any merger, sale of substantial assets or any similar transaction whether or not resulting in a change of control of any of the Companies; (ii) participate in any discussions or negotiations regarding, or furnish to any other person or other entity, any information with respect to, or otherwise respond to, cooperate or encourage, any effort or attempt by any other person or other entity to purchase any equity interest in the Companies, or engage in a merger, purchase of substantial assets or any similar transaction whether or not such transaction contemplates a change of control of any of the Companies; or (iii) approve or undertake any such transaction. The Companies and the Owners shall promptly communicate to RCG the terms of any such oral or written proposal or offer upon knowledge or receipt of such proposal or offer.

     8.3 Affirmative Covenants of the Companies and the Owners. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, the Companies and the Owners covenant and agree that, unless the prior written consent of RCG shall have been obtained, and except as otherwise expressly contemplated herein, each Company shall:

     (i) operate its business only in the usual, regular, and ordinary course of business, consistent with past practices;

     (ii) use reasonable commercial efforts to preserve intact its business organization, licenses, permits, government programs, private programs and customers;

     (iii) use reasonable commercial efforts to retain the services of its employees, agents and consultants on terms and conditions not less favorable than those existing prior to the date hereof and to ensure that there are no material or adverse changes to employee relations;

     (iv) keep and maintain its assets in their present condition, repair and working order, except for normal depreciation and wear and tear, and maintain its insurance, rights and licenses;

     (v) pay all accounts payable of the Company in accordance with past practice and collect all accounts receivable in accordance with past practice, but not less than in accordance with prudent business practices;

     (vi) consult with RCG prior to undertaking any new business opportunity outside the ordinary course of business;

     (vii) confer on a regular and frequent basis with one or more designated representatives of RCG to report material operational matters and to report the general status of ongoing business operations;

     (viii) make available to RCG true and correct copies of all internal management and control reports (including aging of accounts receivable, listings of accounts payable, and inventory control reports) and financial statements related to the Company and furnished to management of the Company;

     (ix) cause all tax returns that are due and have not been filed prior to the date hereof or which become due prior to the Effective Time, to be prepared and filed on or before the date such tax return is required to be filed (taking into account any extensions of the filing deadlines granted); provided, however, that any such tax return shall not be filed without a reasonable opportunity for prior review and comment by RCG;

     (x) as soon as reasonably practicable after they become available, but in no event more than thirty (30) days following the end of each calendar month, deliver to RCG true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof in the format historically utilized by the Company;

     (xi) perform in all material respects all obligations under agreements relating to or affecting its assets, properties or rights, except for the failure of which performance would not have a material adverse effect on the business of the Companies taken as a whole, financial or otherwise;

     (xii) keep in full force and effect present insurance policies or other comparable insurance coverage; and

     (xiii) notify RCG of (i) any event or circumstance which is reasonably likely to have a material adverse effect on the Company or would cause or constitute a breach of any of the Company's representations, warranties or covenants contained herein; or (ii) any unexpected change in the normal course of business or in the operation of the Company's assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property. Each Company agrees to keep RCG fully informed of such events and to permit RCG's representatives prompt access to all materials prepared in connection therewith.

     8.4 Negative Covenants of the Company and the Owners. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, the Companies and the Owners covenant and agree that no Company will do any of the following without the prior written consent of the RCG:

     (i) take any action which would (a) adversely affect the ability of any party to the Merger Documents to obtain any consents required for the transactions contemplated thereby, or (b) adversely affect the ability of any party hereto to perform its covenants and agreements under the Merger Documents;

     (ii) amend any of its organizational or governing documents, except as provided herein or for the purpose of accomplishing the transactions contemplated by this Agreement;

     (iii) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of the Company consistent with past practices, or impose, or suffer the imposition, on any material asset of the Company of any lien or permit any such lien to exist;

     (iv) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any Company Equity Securities, or any securities convertible into any Company Equity Securities, or declare or pay any dividend or make any other distribution in respect of Company Equity Securities, other than such dividends or distributions as are described in Section 8.19 below.

     (v) other than pursuant to the Merger Documents, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional Company Equity Securities or any rights with respect to any Company Equity Securities;

     (vi) purchase or acquire any assets or properties, whether real or personal, tangible or intangible, or sell or dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

     (vii) adjust, split, combine or reclassify any Company Equity Securities or issue or authorize the issuance of any other securities in respect of or in substitution for Company Equity Securities, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration;

     (viii) purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity;

     (ix) grant any increase in compensation or benefits to the employees or officers of the Company, except in accordance with past practice; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the Schedules hereto; enter into or amend any severance agreements with officers of the Company; or grant any material increase in fees or other increases in compensation or other benefits to directors of the Company except in accordance with past practice;

     (x) enter into or amend any employment contract between the Company and any person or entity (unless such amendment is required by law) that the Company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

     (xi) adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

     (xii) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

     (xiii) commence any litigation other than in accordance with past practice, settle any litigation involving any liability of the Company for material money damages or restrictions upon the operations of the Company;

     (xiv) except in the ordinary course of business and which is not material, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

     (xv) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $300,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

     (xvi) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article 5 to be untrue or incorrect; or

     (xvii) make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person.

     8.5 Affirmative Covenants of RCG. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, RCG covenants and agrees that, unless the prior written consent of RenalWest shall have been obtained, and except as expressly contemplated herein, RCG shall

     (i) consult with RenalWest prior to making a new material business opportunity outside the ordinary course of business;

     (ii) as soon as reasonably practicable after they become available, deliver to RenalWest true and complete copies of its monthly financial statements for each calendar month ending subsequent to the date hereof, in the format historically utilized by RCG;

     (iii) perform in all material respects all obligations under agreements relating to or affecting its assets, property or rights, except for the failure of which performance would not have a material adverse effect on the business of RCG, financial or otherwise; and

     (iv) notify RenalWest of (i) any event or circumstance which is reasonably likely to have a material adverse effect on RCG or would cause or constitute a breach of any of RCG's representations, warranties or covenants contained herein; or (ii) any unexpected change in the normal course of business or in the operation of RCG's assets, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property. RCG agrees to keep RenalWest fully informed of such events and to permit RenalWest's representatives prompt access to all materials prepared in connection therewith.

     8.6 Negative Covenants of RCG. (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, RCG covenants and agrees that it will not do any of the following without the prior written consent of RenalWest:

        (i) take any action that would (a) adverse affect the ability of any party to the Merger Documents to obtain any consents required for the transactions contemplated thereby, or (b) adversely affect the ability of any party hereto to perform its covenants and agreements under the Merger Documents; or

        (ii) amend any of its organizational or governing documents, except for the purpose of accomplishing the transactions contemplated by this Agreement.

     (b) From the date hereof until the earlier of the Effective Time or the termination of this Agreement, RCG covenants and agrees that it will not do any of the following without first notifying RenalWest of its intent:

        (i) other than pursuant to the Merger Documents, issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional capital stock of RCG, except for the granting of stock options to employees and consultants in the ordinary course;

        (ii) adjust, split or reclassify any outstanding capital stock of RCG or authorize the issuance of any other securities in respect of, or in substitution for, or in addition to, any outstanding capital stock of RCG, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration;

        (iii) except for normal and customary cash management activities, purchase any securities or make any material investment, either by purchase of stock or other securities, contributions to capital, asset transfers, or purchase of any assets, in any entity, or otherwise acquire direct or indirect control over any other entity; or

        (iv) take any action, or omit to take any action, which would cause any of the representations and warranties contained in Article 7 to be untrue or incorrect.

     8.7 Confidentiality, Public Announcements. The parties hereby affirm and ratify the terms of that certain letter agreement, dated June 27, 1996, among them concerning confidentiality, public announcements and related matters, which agreement remains valid and binding among the parties notwithstanding
Section 15.9 hereof.

     8.8 Confidentiality, Noncompetition and Nonsolicitation. (a) Each Owner agrees that, for a period of ten (10) years after the Effective Time, Owner will not in any manner, directly or indirectly, by himself or herself or in conjunction with any other person, conduct activities that are competitive with the business of the Companies or acquire, establish or own any financial, beneficial or other interest in (other than an interest consisting of less than one percent (1%) of a class of publicly traded security), make any loan to or for the benefit of, or render any managerial, marketing or other business advice, to any entity that is then conducting activities that are competitive with the business of the Companies, in either case within a geographic territory defined as the seventy-five (75) mile radius of the Companies' current locations (the "Territory"). For purposes of this Section the "business of the Companies" shall mean owning or operating a renal dialysis center, unit or facility or providing renal dialysis supplies or services to any other center, unit or facility or any acute care facility or any home renal dialysis patient, including the provision of pharmaceuticals or laboratory services.

     (b) Each Owner further agrees that, for a period of ten (10) years after the Effective Time, Owner will keep confidential and not directly or indirectly divulge to anyone or use or otherwise appropriate for Owner's own benefit or for the benefit of others, any knowledge or information of a confidential nature with respect to the business of the Companies, RCG, or any of their affiliates, including all trade secrets, pricing information, marketing information or technical information (hereinafter referred to as the "Confidential Data"), except for (i) a disclosure that is required by law; or
(ii) information that has been made generally available to the public by the
act of one who has the right to disclose such information.   Each Owner hereby
acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which RCG may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of confidential information, and the enforcement by RCG of its rights and remedies pursuant hereto shall not be construed as a waiver of any other rights or available remedies which RCG may possess in law or equity. Each Owner acknowledges that RCG has taken reasonable and appropriate steps to ensure the confidentiality and non-disclosure of all such Confidential Data.

     (c) Each Owner also agrees that, for a period of ten (10) years after the Effective Time, Owner will not, for his or her own benefit or the benefit of others, solicit any person or entity that has had, or disrupt or attempt to disrupt, any relationship, contractual or otherwise (including with any patient, payor, physician, provider, managed care organization or supplier), with RCG or any of its affiliates (including the Companies), for the purpose of assisting, or creating such a relationship for, any business entity that is conducting activities competitive with the business of the Companies within the Territory.

     (d) Each Owner further agrees that, for a period of ten (10) years after the Effective Time, Owner shall not induce, nor attempt to induce, any employee of RCG, or any of its affiliates (including the Companies), to terminate his or her association with any such party.

     (e) The covenants contained in this Section 8.8 are considered by the parties hereto to be fair, reasonable and necessary for the protection of RCG and the Companies. The parties mutually agree that if a violation of any covenant contained in this Section 8.8 occurs, such violation or threatened violation will cause irreparable injury to RCG and the Companies and the remedy at law for any such violation or threatened violation will be inadequate. Each Owner therefore agrees that RCG shall be entitled to appropriate equitable relief, including but not limited to a temporary restraining order or a preliminary injunction, in addition to any other remedy that might be available at law or in equity.

     (f) Nothing in this Section 8.8 shall be deemed to prohibit any Owner who is a physician from exercising his or her medical judgment concerning the treatment of his or her patient in any manner whatsoever in any location whatsoever, and shall not be deemed to require the referral of any such patient to any facility of RCG or any of its affiliates.

     (g) The foregoing ten (10) year periods in this Section 8.8 are subject to RCG obtaining from its physician stockholders owning at least sixty percent (60%) of the RCG Common Stock issued to its physician stockholders in connection with the acquisition by RCG of their dialysis centers (the "Required Physicians"), revisions where needed to similar agreements with such Required Physician extending their corresponding periods of coverage to ten (10) years from their original starting date. In the event that the Required Physicians are not subject to such ten year periods prior to or at the Closing, then the foregoing ten (10) year periods in this Section 8.8 shall be reduced to the longest corresponding period of time to which the Required Physicians are or become subject.

     8.9 Medical Director Agreements. The parties hereto agree that the Company and each affiliated physician practice that has a physician member or employee involved with the use, operation of or referral of patients to the Company's dialysis facilities (the "Practices"), shall enter into a Medical Director Agreement at Closing under which the Practices shall provide medical director services to the Company for the dialysis facilities operated by the Company. Such Medical Director Agreement shall have an initial term of seven
(7) years with renewal terms for additional three year periods and shall provide for (i) an aggregate annual fee to be paid by RCG to the Practices of $840,000 (subject to agreed upon modifications) to be divided among the Practices at the Practices' discretion, (ii) certain restrictive covenants, including but not limited to a covenant not to compete with a duration of the term of the Medical Director Agreement and three (3) years after termination of the Medical Director Agreement, and (iii) other customary terms and conditions. The Owners agree that a Medical Director Agreement substantially in the form of Exhibit 8.9 attached hereto will be entered into at the Closing by them and their practices.

     8.10 Right of First Refusal. The Owners recognize the opportunities to provide care for End Stage Renal Disease in an integrated manner and agree to work in good faith with RCG to pursue opportunities for RCG and its affiliates to offer the full range of dialysis services, including physician and transplant services, to payors, health maintenance and other managed care organizations. Furthermore, the Owners agree to work in good faith with RCG or any of its affiliates for the provision of medical director services for dialysis treatment and for the provision of nephrology physician services at the facilities of RCG acquired from or operated through the Company after the Closing, and agree that for a period of three years from the Closing Date, the Owners will allow RCG to have a right of first refusal with respect to any proposed contract or other arrangement with a third party for the sale or management of the Owner's medical practice on the same terms and conditions as proposed by such third party, provided that such offer shall not apply to any a transaction in which the Owner's medical practice would join the multispecialty physician group from which the Owner's practice has received substantially all of its patient referrals. RCG or any of its affiliates may accept the offer by giving written notice of such acceptance at any time within 20 days following receipt of written notice of the offer. No activities of any Owner under this Section 8.10 shall be deemed a violation of Section 8.8 hereof.

     8.11 Delivery of Schedules. As soon as reasonably practical following the execution hereof, the Companies and the Owners shall deliver all Schedules to be delivered by them to RCG and its counsel accompanied by a certificate, executed by the Companies and the Owners stating that all Schedules required to be delivered by them hereunder have been delivered. The Companies and the Owners understand and acknowledge that RCG's obligation to consummate the Closing is subject to its satisfactory review of said Schedules as contemplated by Section 9.6 hereof. After receipt of all such Schedules and the certificate, RCG shall complete its review of said Schedules and notify the Company of its satisfaction with said Schedules at least ten (10) days prior to Closing.

     8.12 Availability of Rule 144 Information. For so long as RCG is subject to the 1934 Act, RCG shall take all actions necessary to enable the Owners to sell any shares of RCG Stock received by them without registration under the 1933 Act within the limitations of the exemption provided by Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission, including filing on a timely basis all reports required to be filed by the 1934 Act. Upon the request of an Owner, RCG shall deliver to such Owner a written statement as to whether it has complied with such requirements.

     8.13 Approval of Transactions. Subject to Article 11 hereof, each Owner, through the execution and delivery of this Agreement, irrevocably votes for and approves the Merger in its capacity as a holder of Company Equity Securities and each such Owner does hereby waive any required notice for any meeting concerning such matters. Subject to Article 11 hereof, at any further meeting of the Owners of the Company called to vote on the Mergers or in any other circumstances upon which a vote, consent or other approval with respect to the Mergers is sought, such Owner shall vote (or cause to be voted), such Owner's Company Equity Securities in favor of the Mergers and the execution, delivery and performance by the Companies of the Merger Documents. Each Owner acknowledges and agrees that he, she or it has had adequate opportunity to review the terms and conditions of the Mergers and to seek independent legal, tax and financial advice.

     8.14 Accounting and Tax Treatment. Each of the parties undertakes and agrees to use its reasonable efforts to cause the Mergers, and to take no action which would cause the Mergers not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Code for federal income tax purposes. Each Owner agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of RCG Common Stock into which his shares of Company Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. Each Owner understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of RCG and the Companies. RCG agrees to promptly notify the Owners following satisfaction of the requirements of ASR 130 and 135.

     8.15 Resignation and Releases. Simultaneously with the execution and delivery of this Agreement, each officer, director and Owner of the Companies shall deliver a Resignation and Release, to be effective as of the Closing, in the form of Exhibit 8.15 to this Agreement.

     8.16 Representations on RCG Board of Directors and Medical Advisory Board. RCG agrees that it shall at the Closing increase the number of members to its Board of Directors by one and add an individual specified by the Companies as a new member, with such member subject to the reasonable approval of RCG, to serve an initial term ending on the date of RCG's 1999 Annual Meeting of its stockholders. Further, RCG shall recommend to its stockholders at such 1999 Annual Meeting that such designee, or such other designee reasonably approved by RCG, serve for an additional three (3) year term as a member of the Board of Directors of RCG. Furthermore, RCG agrees to name a physician specified by the Companies, who shall be subject to the reasonable approval of RCG, as a member of RCG's Medical Advisory Board.

     8.17 Grant of Options. At Closing, RCG shall grant options to purchase an aggregate of 270,000 shares of RCG Common Stock to employees of the Companies. Such options shall (i) to the extent possible be granted under RCG's 1996 Stock Option Plan, (ii) be non-qualified stock options for tax purposes, (iii) be allocated among the employees or consultants of the Companies in a manner mutually agreed with RCG prior to the Closing, (iv) vest over a five-year period, and (v) have exercise prices equal to the closing price of the RCG Common Stock on the Nasdaq National Market on the Closing Date. The additional terms of said options shall be commensurate with similar stock options granted generally by RCG to similarly situated employees and affiliates of RCG.

     8.18 Arizona Operations. RCG agrees that the main office of RenalWest in Mesa, Arizona, will serve as the executive headquarters of RCG's southwest region, which will include the existing operations of the Companies in Mesa plus all centers newly developed or acquired in the states of Arizona, New Mexico, Colorado, Utah, Nevada and California (the "Southwest Region"), and that John Greksa, the current Chief Executive Officer of RenalWest, will serve as the Chief Operating Officer of the Southwest Region while he is employed with RCG. The foregoing covenant shall expire upon the later to occur of the fifth anniversary of the Closing Date or the date on which Sam A. Brooks, Jr. ceases to serve as the Chief Executive Officer of RCG.

     8.19 Pre-Closing Distributions to Members. The parties intend and agree that, solely in a manner consistent with prior practices, the income of RenalWest earned prior to the Closing shall be distributed to the Members and that the Members shall distribute such income to the Owners. Such distributions by RenalWest shall be made in accordance with the respective ownership interests therein of the Members and such distributions to the Owners shall be made in accordance with their respective ownership of the Members, all of which shall be consistent with past practices. The Owners agree that they shall be responsible for their personal income tax liability resulting from such distributions. RCG agrees to provide reasonable cooperation to assist with the accounting and completion of such distributions.

     8.20 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, the Members and the Merger Corps. shall execute and file Articles of Merger with the Secretary of State of Arizona in connection with the Closing.

     8.21 Availability of Books and Records. RCG agrees to cause the Companies to make available in a reasonable manner the books and records of the Companies to enable the Owners to complete the tax returns and other matters described in
Section 5.19 and for general review by the Owners for a period of three (3) years following the Closing.

     8.22 Conditions to Closing. The Owners, the Companies and RCG agree to use their commercially reasonable efforts to satisfy the closing conditions set forth in Articles 9 and 10 of this Agreement by September 30, 1996, and if not by such time, as soon thereafter as possible.


                                   ARTICLE 9
               CONDITIONS TO OBLIGATIONS OF RCG AND MERGER CORP.

     The obligation of RCG and the Merger Corps. to consummate the Mergers is subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

     9.1 Representations and Warranties. The representations and warranties of the Companies and the Owners set forth in this Agreement, or any document or instrument delivered to RCG hereunder, shall be true and correct as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

     9.2 Performance; Covenants. All of the terms, covenants and conditions of the Merger Documents to be complied with or performed by the Companies or the Owners at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following documents:

     (a) A good standing certificate regarding the Companies, certified by the Secretary of State of Arizona dated within fifteen (15) business days of the Closing;

     (b) A certificate dated as of the Closing Date signed by the duly authorized officers of the Companies and by the Owners certifying the satisfaction of the condition in Section 9.1 and that the Companies and each of the Owners have fulfilled all of the conditions of this Article 9;

     (c) Written consents of all third parties necessary for the consummation of the transactions contemplated by the Merger Documents;

     (d) Resolutions of the Companies (Board and shareholder) in form and substance reasonably satisfactory to RCG approving the execution, delivery and performance of this Agreement and the consummation of the Mergers, certified by an appropriate officer of the Companies;

     (e) An incumbency certificate certifying the identity of the officers of the Companies; and

     (f) Resignations and Release of each of the officers, directors and Owners of the Companies (as applicable) effective as of the Effective Time;

     (g) The Medical Director Agreements entered into by the Practices as described in Section 8.9;

     (h) All books and records of the Companies, including all corporate and other records, minute books, stock record books, stock registers, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by RCG; and

     (i) All agreements or arrangements, whether written or oral, among the Owners and/or the Companies that relate in any manner to the Company Equity Securities shall have been terminated.

     9.3 Necessary Consents and Approvals. RCG, the Companies and the Owners shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law shall have expired, necessary in order for RCG, the Merger Corps. and the Companies to consummate the Mergers and for the continued operation of the business of the Company after the Effective Time consistent with their operation prior to the Effective Time, including all consents and approvals listed on the Schedules hereto.

     9.4 No Material Adverse Change. There shall not have occurred any material adverse change in the business, assets, liabilities or condition, financial or otherwise, of the Companies, taken a whole, between the date hereof and the Effective Time, and a certificate shall have been delivered to RCG to such effect signed by each of the Owners and such executive officers of the Companies as RCG may request.

     9.5 No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Mergers, or which is related to or arises out of the business or operations of the Companies, if such action, proceeding, investigation or legislation, in the reasonable judgment of RCG or its counsel, would make it inadvisable to consummate such transactions.

     9.6 Satisfactory Due Diligence. RCG shall in all respects be reasonably satisfied with the results of its due diligence investigation of the Company, including its continuing review of matters contained or not contained in the Schedules.

     9.7 Legal Opinion. RCG shall have received an opinion of counsel to the Company and Owners in form and substance reasonably satisfactory to RCG .

     9.8 Pooling Letter. RCG shall have received, from Ernst & Young LLP, assurances in form and substance reasonably acceptable to RCG to the effect that the Mergers will qualify for pooling-of-interests accounting treatment.

     9.9 Stockholder Approval. The Mergers shall have been approved by the stockholders of RCG.

     9.10 Employment Agreements. Each of John Greksa, Jeff Weintraub and Ron Fuller shall have entered into an Employment Agreement in form and substance reasonably satisfactory to RCG.

     9.11 Dissenter's Rights. No Owner shall have exercised dissenter's or appraisal rights under any applicable law in respect of the Mergers.


                                   ARTICLE 10
            CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE OWNERS

     The obligations of the Companies and the Owners to close the Mergers are subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

     10.1 Representations and Warranties. The representations and warranties of RCG and the Merger Corp. set forth in this Agreement, or any document or instrument delivered to any party hereunder, shall be true and correct as of the Effective Time with the same force and effect as if such representations and warranties had been made at and as of the Effective Time, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Effective Time such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

     10.2 Performance; Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by RCG at or prior to the Closing shall have been complied with and performed in all material respects, including, but not limited to delivery of the following documents:

        (a) A good standing certificate regarding the Merger Corps. certified by the Secretary of State of Arizona, each dated within 15 days prior to Closing;

        (b) A certificate dated as of the Closing Date signed by a duly authorized officer of RCG and the Merger Corps. certifying the satisfaction of the condition in Section 10.1 and that RCG and the Merger Corps. have fulfilled all of the conditions of this Article 10;

     (c) Resolutions adopted by the Board of Directors of RCG and the Board of Directors and shareholder of the Merger Corps. in form and substance satisfactory to the Companies and the Owners approving the execution, delivery and performance of this Agreement and the consummation of the Mergers, certified by the Secretary of RCG and the Merger Corps., respectively;

     (d) The Medical Director Agreement entered into by RCG as described in
Section 8.9; and

     (e) An incumbency certificate certifying the identity of the officers of RCG.

     10.3 Necessary Consents and Approvals. RCG, the Companies and the Owners shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law shall have expired, necessary in order for RCG, the Merger Corps. and the Companies to consummate the Mergers and for the continued operation of the business of the Company after the Effective Time consistent with their operation prior to the Effective Time, including all consents and approvals listed on the Schedules hereto.

     10.4 No Material Adverse Change. There shall not have occurred any material adverse change in the business, assets, liabilities or condition, financial or otherwise, of RCG between the date hereof and the Effective Time, and a certificate shall have been delivered to the Companies and the Owners to such effect signed by an authorized officer of RCG.

     10.5 No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, arises out of, this Agreement or the consummation of the Mergers, or which is related to or arises out of the business or operations of RCG, if such action, proceeding, investigation or legislation, in the reasonable judgment of the Companies or their counsel, would make it inadvisable to consummate such transactions.

     10.6 Legal Opinion. The Owners shall have received an opinion of counsel to RCG in form and substance reasonably satisfactory to the Owners.

     10.7 SEC and Exchange Approval. RCG shall have taken all actions and complied in all material respects with requirements necessary to notify and obtain any consents from the SEC, Nasdaq and any state securities law regulatory agency of all actions contemplated by this Agreement.

     10.8 Approval of Registration Rights. RCG shall have obtained the requisite approval of its stockholders currently holding registration rights for the grant of the registration rights provided to the Owners in Article 13 hereof.

     10.9 Satisfactory Due Diligence. The Owners shall in all respects be reasonably satisfied with the results of the due diligence investigation of RCG.

     10.10 Pooling Letter.  RCG shall not have waived the condition in Section
9.8.

     10.11 Employment Agreements. RCG shall have caused RenalWest to enter into an employment agreement with each of John Greksa, Jeff Weintraub and Ron Fuller on terms and conditions reasonably satisfactory to and approved by RenalWest prior to the Closing.

                                   ARTICLE 11
                                  TERMINATION


     11.1 Right of Termination. This Agreement and the Mergers may be terminated at any time prior to the Closing Date:

     (a) By the mutual written consent of RCG and each Company.

     (b) By RCG or the Companies as contemplated in Section 3.1(b)(iii) and
(v).

     (c) By RCG in the event that the conditions set forth in Article 9 of this Agreement shall not have been satisfied or waived by October 31, 1996, unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of RCG.

     (d) By the Companies in the event that the conditions set forth in Article 10 of this Agreement shall not have been satisfied or waived by October 31, 1996, unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of any Company or one or more of the Owners.

     (e) By the Companies or RCG if the Closing shall not have occurred by November 30, 1996.

     11.2 Effect of Termination. In the event of termination in accordance with Section 11.1, this Agreement shall become void and of no further force or effect, without any liability on the part of any of the parties hereto or their respective owners, directors, officers or employees, except the obligations of each party to preserve the confidentiality of documents, certificates and information furnished to such party pursuant thereto and for any obligation or liability of any party based on or arising from any breach or default by such party with respect to its representations, warranties, covenants or agreements contained in the Merger Documents.


                                   ARTICLE 12
                                INDEMNIFICATION

     12.1 Indemnification by Owners. (a) Subject to Sections 12.3 through 12.6, each Owner shall, severally and not jointly, indemnify and hold harmless RCG, the Surviving Corporations and their respective officers, directors, agents or affiliates, from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including but not limited to reasonable attorneys' fees ("Losses"), suffered or incurred by any such party by reason of or arising out of any of the following:

     (i) the breach of any representation or warranty contained in Article 6 hereof or in any document or instrument delivered by such Owner in connection with the Merger Documents; and

     (ii) the non-fulfillment of any covenant or agreement of such Owner contained in the Merger Documents.

     (b) Subject to Sections 12.3 through 12.6, the Owners shall jointly and severally indemnify and hold harmless RCG, the Surviving Corporations and their respective officers, directors, agents or affiliates, from and against any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs and expenses, including but not limited to reasonable attorneys' fees
("Losses"), suffered or incurred by any such party by reason of or arising out of any of the following:

        (i) the breach of any representation or warranty contained in Article 5 hereof or in any document or instrument delivered by the Companies in connection with the Merger Documents; and

        (ii) the non-fulfillment of any covenant or agreement of the Companies contained in the Merger Documents.

     (c) No claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made (i) thirty days after the first publication by RCG of audited consolidated financial statements covering an accounting period after the Closing Date for those items that would be expected to be encountered in the audit process or (ii) one (1) year after the Closing Date for all other items; provided, however, that the right to indemnification shall extend beyond such period with respect to any specific claim for indemnification for which written notice was given to the Owners during such period but shall expire on the expiration of the applicable statutes of limitations unless an action has been brought with respect thereto.

     12.2 Indemnification by RCG. (a) Subject to Sections 12.3 through 12.6, RCG shall indemnify and hold harmless the Owners, and any of their officers, directors, agents and affiliates, at all times after the date hereof from and against any and all Losses suffered or incurred by any such party by reason of, or arising out of any of the following:

        (i) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of RCG contained in any Merger Document or any document or instrument delivered by RCG in connection therewith; and

        (ii) the non-fulfillment of any covenant or agreement of RCG contained in the Merger Documents hereof.

     (b) No claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made (i) thirty days after first publication by RCG of audited consolidated financial statements covering an accounting period after the Closing Date for those items that would be expected to be encountered in the audit process or (ii) one (1) year after the Closing Date for all other items; provided, however, that the right to indemnification shall extend beyond such period with respect to any specific claim for indemnification for which written notice was given to RCG during such period but shall expire on the expiration of the applicable statutes of limitations unless an action has been brought with respect thereto.

     12.3 Notice and Opportunity to Defend.  The party indemnified under this
Article 12 (the "Indemnified Party") shall promptly notify in writing the indemnifying party (the "Indemnifying Party") of any matter giving rise to an obligation to indemnify and the Indemnifying Party shall defend such claim at its expense with counsel reasonably acceptable to the Indemnified Party, provided that the Indemnifying Party may not settle any such claim without the consent of the Indemnified Party. The Indemnified Party agrees to cooperate with the Indemnifying Party and to make reasonably available to the Indemnifying Party any necessary records or documents in the possession of the Indemnified Party which are necessary to defend such claim. If the Indemnifying Party does not defend or settle such claim, the Indemnified Party may do so without the Indemnifying Party's participation, in which case the Indemnifying Party shall pay the expenses of such defense, and the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.

     12.4 Indemnification Deductible. Except with respect to any indemnification claim under Sections 12.1(a)(ii), 12.1(b)(ii) or 12.2(a)(ii), no Indemnifying Party (with the Owners as a group deemed as a single Indemnifying Party for this purpose) shall be required to indemnify the Indemnified Party (with the Owners as a group deemed as a single Indemnifying Party for this purpose) unless the amount of the loss or claim for which indemnification is sought, when aggregated with all other losses and claims for which indemnification is sought by the Indemnified Party (with the Owners as a group deemed as a single Indemnifying Party for this purpose), exceeds $200,000, at which time rights to indemnification for losses and claims may be asserted for any amounts in excess of $200,000.

     12.5 Indemnification Limit.

     (a) In no event shall any Owner be required to satisfy an indemnification obligation in excess of one hundred percent (100%) of the aggregate value of the shares of RCG Common Stock (valued at the Average Trading Price) to be received by such Owner and in no event shall RCG be required to satisfy an indemnification obligation in excess of one hundred percent (100%) of the aggregate value of all of the shares of RCG Common Stock (valued at the Average Trading Price) issued as consideration hereunder.

     (b) The obligations to indemnify under this Article 12 shall be satisfied solely and exclusively by means of delivery by the Indemnifying Party to the Indemnified Party of shares of RCG Common Stock whose Average Trading Price equals the amount for which the Indemnified Party is entitled to be indemnified, provided that the Owners shall be obligated to satisfy their indemnification obligation in cash to the extent that they no longer hold a sufficient number of shares of RCG Common Stock to satisfy their obligation.

     12.6 Survival, Exclusivity and Insurance. The representations and warranties of the parties contained in the Merger Documents or in any document or instrument delivered in connection therewith shall survive the Closing and shall not be extinguished thereby notwithstanding any investigation or other examination by any party, provided that from and after the Closing the remedies set forth in this Article 12 shall constitute the sole and exclusive remedy for any inaccuracy or breach of any such representation or warranty. The limitations contained in this Article 12 shall not apply to fraud or intentional misrepresentation.


                                   ARTICLE 13
                              REGISTRATION RIGHTS

     13.1 General.

     (a) For purposes of this Article 13, (i) the term "Registrable Securities" means (1) the RCG Common Stock issued to the Owners pursuant to this Agreement and (2) any security issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of (pursuant to any reorganization, recapitalization, business combination or otherwise), such RCG Common Stock and (ii) the term "Holder" means the Owners or a transferee of Registrable Securities to which the Owners may transfer their registration rights pursuant hereto, but not a transferee of any such transferee.

     (b) RCG hereby grants to the Holders the right to include their Registrable Securities in a registration for resale upon the same terms and conditions as granted by RCG to its existing stockholders (the "Founding Stockholders"), a copy of which registration rights is attached hereto as Appendix A and which are hereby granted and made applicable to the Owners with the following modifications:

        (i) RCG will undertake reasonable commercial efforts to file a registration statement for the Secondary Offering described in Section 1.2(a) of Appendix A with the SEC by November 30, 1996 and thereafter to take reasonable commercial efforts to have said registration statement declared effective by the SEC as soon as practicable.

        (ii) To the extent permissible under the "pooling of interests" rules described in Section 8.14 of this Agreement, the Owners shall have the right to include up to forty percent (40%) of their aggregate Registrable Securities in any such Secondary Offering, provided that said Registrable Securities are allocated among the Owners in a manner reasonably acceptable to RCG.

        (iii) The Owners, acting by a majority in interest, shall have the right independently to elect the demand registration rights described in
Section 1.2(a) of Appendix A and shall have the right to include up to twenty percent (20%) of their Registrable Securities in any such demand registration.

        (iv) Notwithstanding Section 1.11 of Appendix A, the rights granted in this Article 13 shall not expire until the expiration of the holding period specified in paragraph (d) of Rule 144 under the 1933 Act with respect to the Registrable Securities, as said Rule may be amended after the date hereof.

        (v) Notwithstanding Section 1.2(c) of Appendix A, if Holders (i.e., Owners and their transferees as defined in this Agreement) proposing to distribute their Registrable Securities shall be prevented from including at least eighty percent (80%) of the Registrable Securities proposed to be distributed by them, then RCG shall be obligated to effect one (1) additional demand registration pursuant to Section 1.2 upon the request of Holders.

        (vi) Notwithstanding Section 1.3 of Appendix A, the Holders shall have the right to include up to forty percent (40%) of their aggregate Registrable Securities in any such Piggy-Back Registration.

        (vii) Notwithstanding Section 1.9 of Appendix A, any Holder's registration rights hereunder may be assigned to a permitted transferee or assignee of Registrable Securities, provided that RCG is given written notice by such Holder at the time of or within a reasonable time of after such transfer, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned. Any transferee shall, as a condition of such transfer, agree that all transferred Registrable Securities are subject to the terms, conditions, provisions and agreement of this Agreement.

     (c) The foregoing rights in Section 13.1(b) are subject to RCG obtaining the written consent of the Founding Stockholders as required by Section 1.10 of Appendix A.

     (d) RCG agrees to undertake reasonable commercial efforts to satisfy the reporting requirements described in Section 8.14 in a manner to enable the Owners to participate in the Secondary Offering described above and to take other reasonable and appropriate actions to enable the owners to participate in such Secondary Offering. In the event that such Secondary Offering occurs and the Owners are not able to participate through no fault of them or the Companies, then RCG agrees to provide reasonable assistance to the Owners to aid them in obtaining a loan or loans from a third party (such loan secured by an adequate amount of their shares of Common Stock) until June 30, 1997 (the "Maturity Date"), including, if necessary, a guaranty by RCG to such third party lender of up to an aggregate of $1,500,000 of such loan or loans (such guaranty by RCG to be secured by an adequate number of the Owners' shares of RCG Common Stock and allocated among such Owner loans at their discretion). If such loan or loans are not available on terms and conditions otherwise reasonably acceptable to the Owners, RCG agrees to provide a loan or loans directly to the Owners of up to an aggregate amount of $1,500,000 (to be allocated among the Owners at their discretion) which (i) mature on the Maturity Date (ii) contain terms and conditions to the Owners no less favorable than are available to RCG from its third party lenders, and (iii) are secured by an adequate number of shares of RCG Common Stock. Either of the loan or loans described in this
Section 13.1(d) shall be paid prior to the Maturity Date to the extent of the first available proceeds from any resale of the Owner's shares of RCG Common Stock under the registration rights provided herein.


                                   ARTICLE 14
                              CERTAIN DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "ABCA" shall mean the Arizona Business Corporation Act.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

     "Articles of Merger" shall mean the Articles of Merger to be executed by the Merger Corps. and the Members and filed with the Secretary of State of Arizona relating to the Mergers as contemplated by Section 1.1 of this Agreement.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company Equity Securities" shall mean the equity securities of each Company of any type, including but not limited to common stock, preferred stock, options to purchase the foregoing and securities convertible into any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean, with respect to any entity, any other entity, which, together with such entity, would be treated as a single employer
(i) under Section 414(b) or (c) of the Code or (ii) for purposes of any Benefit Plan subject to Title IV of ERISA, under Section 414(b), (c), (m) or (o) of the Code.

     "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Member Common Stock" shall mean the common stock of the Members.

         "Merger Corp. Common Stock" shall mean the $0.01 par value common stock of each Merger Corp.

         "Merger Documents" shall mean the Merger Agreement, including these terms and conditions, and all other agreements, instruments and documents to be executed and delivered in connection with the Merger Agreement and the transactions contemplated hereby.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "RCG Common Stock" shall mean the $0.01 par value common stock of RCG.

         "Regulatory Authorities" shall mean, collectively, all federal and state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, including the NASD, and the SEC.

         "SEC" shall mean the Securities and Exchange Commission.

         "Surviving Corporations" shall mean the Members as the surviving corporations resulting from the Mergers.

         (b) In addition to the terms defined in Section 14.1 (a) above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:


Anti-Dilution Event - Section 3.2       Indemnified Party - Section 12.3
Benefit Plans - Section 5.15            Indemnifying Party - Section 12.3
Closing - Section 1.2                   IRS - Section 5.19
Closing Date - Section 1.2              Losses - Section 12.1
Company Agreements - Section 5.13       Medicare and Medicaid programs - Section 5.20
Confidential Data - Section 8.7(b)      Merger - Section 1.1
Effective Time - Section 1.3            Merger Consideration - Section 3.1(b)
Environmental Condition - Section 5.17  Merger Documents - Section 5.1
Exchange Agent - Section 4.1            Private Programs - Section 5.20
Financial Statements - Section 5.7      RCG Documents - Section 7.8
Government Programs - Section 5.20      Remuneration - Section 5.22

           (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                                   ARTICLE 15
                            MISCELLANEOUS PROVISIONS

     15.1 Notices. (a) Any notice sent in accordance with the provisions of this Section 15.1 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by Express U.S. mail or private overnight courier; or (ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:


If to the Owners:                   c/o Jeff Weintraub
                                    ------------------------------
                                    ------------------------------
                                    ------------------------------
                                    Telecopy Number:
                                                  --------------

   Copy to Counsel:                 Squire, Sanders & Dempsey
                                    Two Renaissance Square
                                    40 North Central Avenue, Suite 2700
                                    Phoenix, Arizona  85004
                                    Telecopy Number:  602-253-8129
                                    Attention:  Christopher D. Johnson, Esq.

   If to RCG:                       Renal Care Group, Inc.
                                    2100 West End Avenue, Suite 800
                                    Nashville, Tennessee  37203
                                    Telecopy Number:  (615) 321-5419
                                    Attention: Mr. Sam A. Brooks

   Copy to Counsel:                 Alston & Bird
                                    One Atlantic Center
                                    1201 W. Peachtree Street
                                    Atlanta, Georgia  30309
                                    Telecopy Number:  (404) 881-7777
                                    Attention: Steven L. Pottle, Esq.


        (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 15.1.

     15.2 Owner's Representative. (a) The Owners have and do hereby irrevocably make, constitute and appoint Jeff Weintraub as their agent (the "Owner's Representative") and authorize and empower him to fulfill the role of Owner's Representative hereunder. In the event of the resignation of the Owner's Representative, the resigning Owner's Representative shall appoint a successor from among the Owners and who shall agree in writing to accept such appointment. If the Owner's Representative should die or become incapacitated, his successor shall be appointed within 15 days of his death or incapacity by a majority of the Owners, and such successor shall be a Owner. The choice of a successor Owner's Representative appointed in any manner permitted above shall be final and binding upon all of the Owners. The decisions and actions of any successor Owner's Representative shall be, for all purposes, those of a Owner's Representative as if originally named herein.

        (b) Each Owner has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Owner's Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, place and stead for all purposes necessary or desirable in order for the Owner's Representative to take the actions contemplated by the Merger Documents on behalf of the Owners, with the ability to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Owner could do personally, and each such Owner hereby ratifies and confirms as his, her, or its own act, all that the Owner's Representative shall do or cause to be done pursuant to the provisions hereof. All Claim Notices and all other notices and communications directed to Owners under this Agreement shall be given to the Owner's Representative.

        (c) The death or incapacity of any Owner shall not terminate the authority and agency of the Owner's Representative.

        (d) The Owners hereby agree to indemnify the Owner's Representative and to hold him or her harmless against any and all loss, liability or expense incurred without bad faith on the part of the Owner's Representative and arising out of or in connection with his or her duties as Owner's
Representative, including the reasonable costs and expenses incurred by the Owner's Representative in defending against any claim or liability in connection herewith.

     15.3 Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, provided, however, all legal, accounting and other fees and expenses incurred by the Companies and the Owners concerning the transactions contemplated hereby in excess of $150,000 shall be paid by the Owners at the Closing or thereafter when due.

     15.4 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     15.5 Waiver. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     15.6 Assignment. This Agreement shall not be assignable by any of the parties hereto without the written consent of all other parties.

     15.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. This Agreement shall survive the Closing and not be merged therein.

     15.8 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

     15.9 Entire Agreement. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     15.10 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws; provided, however, that the effectiveness and validity of the Mergers and Section 8.7 hereof shall be governed by the Laws of the State of Arizona. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

     15.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.12 No Brokers. The Owners, the Companies and RCG each represent to the others that no broker or finder has been employed in connection with the transactions hereunder.

     15.13 Schedules and Exhibits. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.



                        [Signatures appear on next page]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.




ATTEST:                           RENAL CARE GROUP, INC.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]


ATTEST:                           RENAL THREE CORP.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]



ATTEST:                           RCG NINE CORP.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]


ATTEST:                           RCG FOUR CORP.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]


ATTEST:                           RENALWEST, L.C.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]

ATTEST:                           3-CO.,INC.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]


ATTEST:                           9-CO.,INC.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]


ATTEST:                           4-CO.,INC.


                                  By:
-----------------------               ----------------------------
Secretary                         Title:
                                        --------------------------

[CORPORATE SEAL]

                                  OWNERS:

                                  --------------------------------

                                  --------------------------------

                                  --------------------------------

                                  --------------------------------

                                  --------------------------------

                                  --------------------------------

                                  --------------------------------

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                                   - 43 -